UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36104	36-4466837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W Madison St. Suite 1000
Chicago, Illinois	60661
(Address of Principal Executive Office)	(Zip Code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 10, 2025, Potbelly Corporation, a Delaware corporation (the “Company”), announced the execution of an Agreement and Plan of Merger (the “Merger Agreement”) with RaceTrac, Inc., a Georgia corporation (“Parent”), and Hero Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub has agreed to commence a tender offer (the “Offer”), to purchase all of the shares of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company issued and outstanding (the “Shares”) at a price of $17.12 per Share (the “Merger Consideration”), in cash, without interest thereon (but subject to applicable withholding).

The Offer will initially remain open for a minimum of 21 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any condition to the Offer has not been satisfied and has not been waived by Parent or Merger Sub (to the extent permitted by the Merger Agreement), Merger Sub will, and Parent will cause Merger Sub to, extend the Offer in accordance with the terms of the Merger Agreement to permit the satisfaction of all Offer conditions. The obligation of Merger Sub to consummate the Offer is subject to the satisfaction or waiver of customary conditions, including, among others, (i) there being validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, considered together with all other Shares (if any) beneficially owned by Parent and its affiliates, represent at least one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer (the “Minimum Condition”), (ii) since the date of the Merger Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect (as defined in the Merger Agreement), (iii) the waiting period applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or otherwise been terminated, (iv) the absence of any law or order by any governmental authority of competent jurisdiction prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Offer or the Merger, (v) the Merger Agreement not having been terminated in accordance with its terms (the “Termination Condition”) and (vi) other customary conditions set forth in Annex I to the Merger Agreement. The Minimum Condition and the Termination Condition may not be waived by Parent or Merger Sub without the prior written consent of the Company.

Following the consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent in accordance with the DGCL. At the effective time of the Merger (the “Effective Time”), each Share that is not validly tendered and irrevocably accepted for purchase pursuant to the Offer, other than any share (i) held by a holder who is entitled to demand appraisal and who has (or for which the “beneficial owner” (as defined in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (and, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the DGCL with respect to any such shares of Company Common Stock held by such holder or (ii) held by the Company as treasury stock or owned by Parent, Merger Sub or any of Parent’s other subsidiaries (including shares of Company Common Stock acquired pursuant to the Offer), will thereupon be converted into the right to receive cash in an amount equal to the Merger Consideration, on the terms and subject to the conditions set forth in the Merger Agreement.

Pursuant to the terms of Section 2.7(a) of the Merger Agreement, at the Effective Time, (A) each of the Company’s restricted stock units (the “Company RSUs”) that is outstanding and vested (but not yet settled) as of immediately prior to the Effective Time, taking into account any acceleration of vesting of any Company RSU that occurs upon the Effective Time (each, a “Vested Company RSU”), will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration (as defined in the Merger Agreement) by (ii) the total number of shares of Company Common Stock subject to such Company RSU and (B) each outstanding Company RSU that is not a Vested Company RSU (each, an “Unvested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and substituted into the contingent right to receive from Parent or the Surviving Corporation an aggregate amount (without interest) in cash (a “Substituted RSU Cash Award”) equal to the product obtained by multiplying (1) the Merger Consideration by (2) the total number of shares of Company Common Stock subject to such Unvested Company RSU. Each such Substituted RSU Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time, except that each such Substituted RSU Cash Award will be afforded “double-trigger” accelerated vesting upon the applicable holder’s termination without cause or resignation for good reason, in each case, that occurs within 24 months following the consummation of the transactions contemplated by the Merger Agreement.

Pursuant to the terms of Section 2.7(b) of the Merger Agreement, at the Effective Time, each of the Company’s performance-based restricted stock units (the “Company PSUs”) that is outstanding and unvested as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and substituted into and will become the contingent right to receive an amount in cash, without interest thereon (but subject to applicable withholding) (a “Substituted PSU Cash Award”), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of shares of Company Common Stock subject to such Company PSU, with the achievement of the performance-based vesting metrics applicable to each Company PSU based on the greater of target or actual achievement of the applicable performance metrics, as determined by the Compensation Committee of the board of directors of the Company (the “Company Board”) as of the day prior to the Closing Date. Each such Substituted PSU Cash Award will be payable on the last day of the performance period that applied to the corresponding Company PSUs immediately prior to the Effective Time (such date, the “Vesting Date”), subject to the applicable holder’s continued employment or service through the Vesting Date, except that each such Substituted PSU Cash Award will be afforded “double-trigger” accelerated vesting upon such applicable holder’s termination without cause or resignation for good reason, in each case, that occurs within 24 months following the consummation of the transactions contemplated by the Merger Agreement.

Pursuant to the terms of Section 2.7(c) of the Merger Agreement, each of the Company’s outstanding options to purchase shares of Company Common Stock (the “Company Options”) that is outstanding, whether vested or unvested as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock subject to such Company Option by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Company Option, less applicable taxes required to be withheld with respect to such payment.

Pursuant to the terms of Section 2.8 of the Merger Agreement, at the Effective Time, (a) each of the Company’s outstanding warrants to purchase shares of Company Common Stock (the “Company Warrants”) outstanding and unexercised as of immediately prior to the Effective Time, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock underlying such Company Warrant by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Company Warrant, less applicable Taxes required to be withheld with respect to such payment (the “Warrant Consideration”), and (b) the holder of such Company Warrant, in lieu of shares of Company Common Stock immediately purchasable and receivable upon the exercise of such Company Warrant, will be entitled only to receive the Warrant Consideration in respect of such Company Warrant and will have no other rights pursuant to such holder’s ownership of such Company Warrant.

The Merger Agreement includes representations, warranties and covenants of the Company, Parent and Merger Sub customary for a transaction of this nature. The Company has also agreed (i) to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice, and (ii) not to take certain actions prior to the earlier to occur of (x) the termination of the Merger Agreement and (y) the Effective Time.

The Company has agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may, under certain circumstances, provide information to and participate in discussions or negotiations with third parties with respect to a bona fide written alternative acquisition proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement), if failing to do so would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable law.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a Superior Proposal, the Company will pay Parent a termination fee of $19,800,000. The parties to the Merger Agreement are also entitled to specifically enforce the terms and provisions of the Merger Agreement.

The Company Board has unanimously (i) determined and declared that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable to and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, (iii) resolved to recommend that the Company’s stockholders accept the Offer and tender their shares to Merger Sub pursuant to the Offer and (iv) agreed and authorized that the Merger be governed by Section 251(h) of the DGCL.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated therein. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Merger Sub in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreement

On September 9, 2025, in connection with the execution and delivery of the Merger Agreement, Parent, Merger Sub, the Company and certain directors and officers of the Company, solely in their capacity as a stockholder of the Company (each, a “Stockholder” and, collectively, the “Stockholders”), entered into a tender and support agreement (the “Tender and Support Agreement”), pursuant to which each Stockholder agreed, among other things, (i) to validly and irrevocably tender all of the Shares held by Stockholder in the Offer, subject to certain exceptions (including the valid termination of the Merger Agreement), (ii) to vote against other proposals to acquire the Company and in favor of the adoption of the Merger Agreement and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its Shares. As of the date of the Merger Agreement, the Shares subject to the Tender and Support Agreement comprised approximately 10.2% of the outstanding Shares.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in all respects by reference to the Tender and Support Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2025, the Company approved a deal signing bonus to Steven Cirulis, our Senior Vice President, Chief Financial Officer and Chief Strategy Officer and Adiya Dixon, our Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary, in each case, in an amount equal to 30% of such executive’s base salary and payable in cash as soon as possible following the signing of the Merger Agreement.

Item 8.01	Other Events.

On September 10, 2025, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information about the Tender Offer and Where to Find It

The Offer described above has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the Offer materials that Parent and Merger Sub will file with the SEC upon commencement of the Offer. A solicitation and offer to buy outstanding shares of the Company common stock will only be made pursuant to the Offer materials that Parent and Merger Sub intend to file with the SEC. At the time the Offer is commenced, Parent and Merger Sub will file a tender offer statement on Schedule TO, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the SEC with respect to the Offer.

THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES IN THE OFFER.

The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all investors and stockholders of the Company at no expense to them under the “SEC Filings” section of the Company’s website at https://investors.potbelly.com, and (once they become available) will be mailed to the stockholders of the Company free of charge. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference in, this communication. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company with the SEC for free on the SEC’s website at www.sec.gov, or under the “SEC Filings” section of the Company’s website at https://investors.potbelly.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including statements relating to the acquisition of the Company by Parent and any statements relating to the Company’s business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,”

“plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Such forward-looking statements include those relating to the ability to complete, and the timing of completion of, the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, among others: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) uncertainty surrounding the number of shares of the Company’s common stock that will be tendered in the Offer; (iii) the risk of legal proceedings that may be instituted related to the Merger Agreement, which may result in significant costs of defense, indemnification and liability; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vii) the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; (viii) Parent’s ability to realize the synergies contemplated by the proposed transaction and integrate the business of the Company; (ix) competition; (x) the effectiveness of the Company’s marketing strategies; (xi) general economic conditions including any impact from inflation; (xii) the Company’s ability to successfully implement its business strategy; (xiii) the success of the Company’s franchisees; (xiv) the success of the Company’s initiatives to increase sales and traffic, including the success of the Company’s franchising initiatives; (xv) changes in commodity, energy, labor and other costs; (xvi) compliance with covenants in the Company’s credit facility; (xvii) the Company’s ability to attract and retain management and employees and adequately staff its restaurants; (xviii) consumer reaction to industry-related public health issues and perceptions of food safety; (xix) the Company’s ability to manage its growth; (xx) reputational and brand issues; (xxi) price and availability of commodities; (xxii) consumer confidence and spending patterns; and (xxiii) weather conditions. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 29, 2024, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are available on the investor relations page of the Company’s website at https://investors.potbelly.com. The Company’s stockholders and investors are cautioned not to unduly rely on these forward-looking statements. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, the Company expressly disclaims any intent or obligation to update or revise publicly any forward-looking information or statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of September 9, 2025, by and among RaceTrac, Inc., Hero Sub Inc. and Potbelly Corporation.

10.1	Tender and Support Agreement, dated as of September 9, 2025, by and among RaceTrac, Inc., Hero Sub Inc., Potbelly Corporation and the stockholders party thereto.

99.1	Press Release, dated September 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2025	POTBELLY CORPORATION

	By:	/s/ Steven W. Cirulis
Steven W. Cirulis
Senior Vice President, Chief Financial Officer and Chief Strategy Officer